Exhibit 99.1

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Completes Sale of the Manhattan NYC
Bethesda, MD, December 20, 2016 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has closed on the sale of the 618-room, upper upscale, full-service Manhattan NYC in New York, New York for $217.5 million.

The sale price of $217.5 million reflects a 19.9x EBITDA multiple and a 4.1% net operating income capitalization rate (after an assumed annual capital reserve of 4.0% of total hotel revenues) based on the hotel’s 2016 projected operating performance.

“We are very pleased with the sale of the Manhattan NYC,” noted Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “This sale represents our second significant step towards successfully reducing our exposure to the New York market. The Manhattan NYC marks the fourth hotel sold under our strategic disposition plan that we initiated earlier this year, which has generated almost $500 million in gross proceeds. These dispositions have allowed us to take advantage of the imbalance between the higher private market values for our hotels and the lower value of our company as determined by the public market.”

Proceeds from the sale of the Manhattan NYC will be utilized to repay the $140.0 million loan secured by the property and for general business purposes which may include further reducing the Company’s outstanding debt or repurchasing the Company’s common shares. The sale of Manhattan NYC closed on December 20, 2016.

Due to the sale of Manhattan NYC, the hotel will not be reported in the Company’s Same-Property statistics for the fourth quarter; however the results during the Company’s ownership period during the fourth quarter will continue to be included in Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). As a result of the sale, the Company expects that the Company’s Same-Property EBITDA for the fourth quarter and the year will be reduced by approximately $5.0 million, the Company’s Net Income, Adjusted EBITDA and Adjusted Funds From Operations (“FFO”) will be reduced by approximately $0.7 million and the Company’s Adjusted FFO per diluted share will be reduced by approximately $0.01 per share, representing the portion of the quarter during which the Company will not own the hotel. The Company is not re-projecting or reaffirming its outlook for the fourth quarter or the year issued on October 27, 2016 in any way other than to take into account the sale of Manhattan NYC.

Following the sale of the Manhattan NYC, the Company’s estimated net debt to trailing 12-month corporate EBITDA will decline to 3.8 times.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 29 hotels, with a total of 7,219 guest rooms. The Company owns hotels located in 10 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements relate to the use of proceeds from the sale of the Manhattan NYC and the expected impact on the Company’s financial statements. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of December 20, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Manhattan NYC
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

Twelve - Month Forecast Ending December 31,
2016

Hotel net income	$6.4

Adjustment:
Depreciation and amortization	4.5

Hotel EBITDA	$10.9

Adjustment:
Capital reserve	(2.0)

Hotel Net Operating Income	$8.9

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2015	2015	2015	2015	2015

Occupancy	79%	87%	89%	82%	84%
ADR	$230	$250	$263	$236	$246
RevPAR	$182	$217	$233	$192	$206

Hotel Revenues	$174.0	$201.1	$211.5	$186.3	$772.8
Hotel EBITDA	$51.2	$74.7	$81.7	$59.8	$267.4
Hotel EBITDA Margin	29.5%	37.1%	38.6%	32.1%	34.6%

	First Quarter	Second Quarter	Third Quarter
	2016	2016	2016
Occupancy	83%	88%	89%
ADR	$238	$255	$264
RevPAR	$198	$224	$234

Hotel Revenues	$186.7	$207.7	$211.3
Hotel EBITDA	$59.4	$77.5	$81.4
Hotel EBITDA Margin	31.8%	37.3%	38.5%

These historical hotel operating results include information for all of the hotels the Company owned as of December 20, 2016. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.